Exhibit 10.3
FIRST AMENDMENT
TO
AGREEMENT OF PURCHASE AND SALE OF
LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS

           THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS (“Agreement”) is made and entered into this ______ day of March, 2008 by and between RESOURCE AMERICA, INC., a Delaware corporation (“Seller”) and RSI ASSOCIATES, LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

A.           Seller and Purchaser entered into an Agreement of Purchase and Sale of Limited Liability Company Membership Interests on February 21, 2008 (the “Agreement”) wherein Seller agreed to sell membership interests in Resource RSI Phase 1, LLC, a Delaware limited liability company (“RSI I”) and Resource RSI Phase II, LLC, a Delaware limited liability company (“RSI II”) to Purchaser..

B. Seller and Purchaser desire to amend the Agreement pursuant to the terms hereof.

C. All capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Seller and Purchaser hereby agree to amend the Agreement as follows:

1.           Purchase Price.    On the Initial Closing Date, the purchase price for the 19.99% interest being acquired by Purchaser shall be shall be One Million Thirty Three Thousand Nine Hundred Seventy Six and 04/100 Dollars ($1,033,976.04) which shall be paid to Seller by cash, certified or bank check delivered at 1845 Walnut Street, Philadelphia, PA, Attn: Alan Feldman or by wire transferred funds to such account as Seller may designate.  The Purchase Price shall be allocated 65% to the purchase of the interest in RSI I and 35% to the purchase of the interest in RSI II.

2.           Organization Fee.  Purchaser shall pay to Seller on the Initial Closing Date, an organization fee equal to One Hundred Thirty Thousand One Hundred Eighty Nine and 45/100 Dollars ($130,189.45).

3.           Effectiveness of Agreement.  Except as modified by this Amendment, all the terms of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the day and year first above written.

SELLER:	RESOURCE AMERICA, INC.,
a Delaware corporation

By               ______________________
Name:
Title:

PURCHASER:	RSI ASSOCIATES, LLC, a Delaware limited liability company

By               ______________________
                                   Adam Kauffman, Manager